Exhibit F


                                 Troutman Sanders LLP
                           600 Peachtree Street, Suite 5200
                                  Atlanta, GA  30308
                                     404-885-3900


                                   January 29, 1996



          Securities and Exchange Commission
          Washington, D.C. 20549

                    Re:  The  Southern Company, et  al. -    Application or
                         Declaration on Form U-1 (File No. 70-8733)

          Ladies and Gentlemen:

               We are familiar with the statement on Form U-1 referred to above, as amended, and are furnishing this opinion with respect to the transactions proposed therein, which include, among other proposals, (i) the amendment of the articles of incorporation of Mobile Energy Services Holdings, Inc. (formerly Mobile Energy Services Company, Inc.) ("Mobile Energy") to create a new class of preferred stock (the "Preferred Stock"), the issuance thereof by Mobile Energy to The Southern Company, a Delaware corporation ("Southern"), and the contribution thereof by Southern to SEI Holdings, Inc. ("Holdings"), which is currently a "Project
          Parent" within the meaning given in File 70-8421; (ii) the contribution by Southern of the common stock of Southern Electric International, Inc. ("Southern Electric") to Holdings; (iii) the sale by Southern Electric of the common stock of certain subsidiaries to Holdings or subsidiaries of Holdings; (iv) the acquisition by Holdings directly or indirectly through certain other subsidiaries of the securities of or other interest in one or more subsidiaries which derive substantially all of their income from certain specified "energy-related" businesses; (v) the acquisition by Holdings directly or indirectly through certain other subsidiaries of the securities of one or more subsidiaries organized exclusively for the purpose of acquiring and holding the securities of one or more "exempt wholesale generators" or "foreign utility companies," as defined in Sections 32 and 33 of the Act; (vi) the agreement of Southern, Holdings and certain subsidiaries of Holdings to provide guaranties and other forms of credit support on behalf of their respective subsidiaries; and (vii) the authorization of various other transactions relating generally to the reorganization of Southern's project portfolio.

               We are of the opinion that Southern, Southern Electric, Mobile Energy, Holdings, and the other named applicants are each a validly organized and duly existing corporation under the laws of the State of its incorporation and that, upon the issuance of
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          Securities and Exchange Commission
          January 29, 1996
          Page 2




          your order or orders herein, and in the event that the proposed transactions are consummated in accordance with such statement on Form U-1 and your order or orders:

                    (a)  all   state  laws   applicable  to   the  proposed
               transactions will have been complied with;

                    (b) the Preferred Stock will be validly issued, fully paid and non-assessable, and the holder thereof will be entitled to the rights and privileges appertaining thereto set forth in Mobile Energy's articles of incorporation;

                    (c) the guaranties and other forms of credit support to be provided by Southern, Holdings and certain of Holdings' subsidiaries in respect of securities issued by and performance obligations of their respective subsidiaries will be legal, valid and binding obligations of such companies; and
                    (d) the consummation of the transactions described above and of the other transactions described in the Application or Declaration in the above-referenced proceeding, as amended, will not violate the legal rights of the holders of any securities issued by Southern, Southern Electric, Mobile Energy, Holdings or any associate company of any of the foregoing.

               We hereby consent to the use of this opinion in connection with the filing of such statement on Form U-1.


                                        Very truly yours,

                                        /s/Troutman Sanders LLP

                                        Troutman Sanders LLP
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